EXHIBIT 32.1

Certification of Principal Executive Officer
Pursuant to U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Robert S. Ellin, Chairman of the Board, Chief Executive Officer and President of Zane Acquisition II, Inc., hereby certify, to my knowledge, that the annual report on Form 10-KSB for the year ending December 31, 2007 of Zane Acquisition II, Inc. (the "Form 10-KSB") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Zane Acquisition II, Inc.

Dated: March 31, 2008

/s/ Robert S. Ellin
Robert S. Ellin Director and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided by the Registrant and will be retained by the Registrant and shall be furnished to the SEC or its staff upon request.